EXHIBIT 4.1
CERTIFICATE OF MEMBERSHIP UNITS

Membership
Number	Units

ONE EARTH ENERGY, LLC
A Limited Liability Company Organized Under the Laws of the State of Illinois
     THIS CERTIFIES THAT                                                                is/are the owner(s) of                                                              UNITS (                     ) of the Membership Units of ONE EARTH ENERGY, LLC, an Illinois limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized President and Secretary as of this                      day of                                         , 20 .

Steven P. Kelly, President	Jack Murray, Secretary

FOR VALUE RECEIVED,                        hereby sell, assign, and transfer unto                                                                                                                                                                                Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                        Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
Dated                                         ,                     .
In Presence of

THE MEMBERSHIP INTEREST (UNITS) OF THE COMPANY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER ANY SECURITIES LAW AND THE TRANSFERABILITY OF SUCH MEMBERSHIP INTEREST (UNITS) IS RESTRICTED. SUCH MEMBERSHIP INTEREST (UNITS) MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH MEMBERSHIP INTEREST (UNITS) BY THE ISSUER FOR ANY PURPOSES, UNLESS (I) A REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED) WITH RESPECT TO SUCH MEMBERSHIP INTEREST (UNITS) SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (II) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE COMPANY.
ADDITIONALLY, NO MEMBERSHIP INTEREST (UNITS) REPRESENTED BY THIS INSTRUMENT MAY BE SOLD, ASSIGNED, PLEDGED, GIFTED, BEQUEATHED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY. COPIES OF THE OPERATING AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.